EXHIBIT 4.1.41

                                                                  EXECUTION COPY
                                                           1999 EETC TRANSACTION

           AMENDMENT TO 1999 CLASS A-1 PASS THROUGH TRUST SUPPLEMENT

      THIS AMENDMENT TO TRUST SUPPLEMENT NO. 1999-1A-1 is made as of the 27th day of July, 2004 (this "AMENDMENT"), by and between ATLAS AIR, INC. (the "COMPANY") and WILMINGTON TRUST COMPANY (the "TRUSTEE"), as Trustee under the Pass Through Trust Agreement dated as of April 1, 1999, between the Company and the Trustee with respect to the formation from to time of separate Atlas Air Pass Through Trusts (as amended from time to time, the "TRUST AGREEMENT").

                             PRELIMINARY STATEMENT

      The Company and the Trustee are parties to the Trust Agreement and to the supplements thereto, including Trust Supplement No. 1999-1A-1 (the "CLASS A-1 SUPPLEMENT"), pursuant to which 7.20% Atlas Air Pass Through Certificates, Series 1999-1A-1, were issued. As contemplated by the Restructure Agreements, dated as of July 27, 2004, among the Company, the Trustee and the other parties named therein (collectively, "RESTRUCTURE AGREEMENTS"), the Company and the Trustee desire to enter into this Amendment.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINED TERMS.

      Capitalized terms used and not otherwise defined herein shall have the same meanings given to them in the Trust Agreement or Class A-1 Supplement, as applicable.

2. AMENDMENTS TO CLASS A-1 SUPPLEMENT.

      The Class A-1 Supplement is amended as follows:

      (a) The following Section 3.03 is added after Section 3.02 of the Class A-1 Supplement:

            "Section 3.03 ADDITIONAL PROVISIONS REGARDING LEASES AND INDENTURES.

                  (a) The Trustee and the Company acknowledge and agree that (i)
            each of the Leases has been amended by a certain amendment dated as of July 27, 2004 between the Owner Trustee named therein and the Company (collectively, the "Lease Amendments"), and (ii) each of the Indentures has been amended by a certain supplement dated as of July 27, 2004 between the Company or the Owner Trustee (as applicable) named therein and the Mortgagee named therein (collectively, the "Indenture Supplements"). As of the Restructure Agreement Execution Date, (x) all references herein and, with respect to the Applicable Trust

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            created hereby,  in the Basic Agreement to the Leases shall mean and refer to the Leases as amended by the Lease Amendments and as further amended from time to time, (y) all references herein and, with respect to the Applicable Trust created hereby, in the Basic Agreement to the Indentures shall mean and refer to the Indentures as amended by the Indenture Supplements and as further amended from time to time, and (z) all capitalized terms used herein and, with respect to the Applicable Trust created hereby, in the Basic Agreement without definition shall have the respective meanings specified in the Leases, as amended by the Lease Amendments, and in the Indentures, as amended by the Indenture Supplements.

                  (b) The Trustee and the Company  agree that in addition to the duties and responsibilities of the Trustee hereunder and, with respect to the Applicable Trust created hereby, under the Basic Agreement, the Trustee shall also, on and after the Restructure Agreement Execution Date, have the following duties and responsibilities:

                        (i) As promptly  as  practical  after,  and in any event
                  within 10 days after, the receipt by the Trustee from the Loan Trustee of any notice regarding any Enhancements pursuant to the Leases or the Indentures, the Trustee shall transmit by mail to the Certificateholders holding Certificates in accordance with Section 313(c) of the Trust Indenture Act, a copy of such notice.

                        (ii) As promptly as  practical  after,  and in any event
                  within 10 days after, the receipt by the Trustee from the Loan Trustee of a request by the Company to sell an Owned or Controlled Aircraft as required pursuant to the Leases and the Indentures upon the occurrence of a Sale Trigger Event for a cash bid realizing net cash proceeds of less than the Minimum Sales Price, the Trustee shall transmit by mail to the Applicable Certificateholders holding Applicable Certificates in accordance with Section 313(c) of the Trust Indenture Act, a copy of such request. The Trustee shall follow the Direction of a majority in interest of the Fractional Undivided Interests of the Applicable Certificates with respect to such request. The Trustee shall not take any action with respect to such request unless and until it receives such a Direction.

                        (iii) As promptly as practical  after,  and in any event
                  within 10 days after, the receipt by the Trustee of any report from the Loan Trustee regarding Consolidated Adjusted EBITDA pursuant to the Leases or the Indentures, the Trustee shall transmit by mail to the Applicable Certificateholders holding Applicable Certificates in accordance with Section 313(c) of the Trust Indenture Act, a copy of such report.

                        (iv) As promptly as  practical  after,  and in any event
                  within 10 days after, the receipt by the Trustee from the Loan Trustee of a request by the Company to amend, supplement or waive any of the provisions of the


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                  Maintenance Contracts or enter into any additional Maintenance
                  Contracts in replacement (whether in partial replacement or complete replacement) of the Maintenance Contracts pursuant to the Leases or the Indentures, the Trustee shall transmit by mail to the Applicable Certificateholders in accordance with
                  Section 313(c) of the Trust Indenture Act, a copy of such request. The Trustee shall follow the Direction of a majority in interest of the Fractional Undivided Interests of the Applicable Certificates with respect to such request.

                        (v) As promptly as practical, and in any event within 10
                  days after, the receipt by the Trustee of any information, report or certificate obtained by the Consultant pursuant to the Leases or the Indentures, the Trustee shall transmit by mail to the Applicable Certificateholders in accordance with
                  Section 313(c) of the Trust Indenture Act, a copy of any such information, report or certificate.

                        (vi)  The  Trustee  shall  follow  the  Direction  of  a
                  majority in interest of the Fractional Undivided Interests of the Applicable Certificates with respect to the designation of any Special Inspector and with respect to any inspection pursuant to the Leases or the Indentures. As promptly as practical after, and in any event within 10 days after, the receipt by the Trustee of copies of any Aircraft Documents, results of any inspection or any other information obtained by the Special Inspector pursuant to the Leases or the
                  Indentures,   the  Trustee  shall  transmit  by  mail  to  the
                  Applicable Certificateholders in accordance with Section 313(c) of the Trust Indenture Act, copies of any such Aircraft Documents, results of inspection or other information.

                        (vii) As promptly as practical  after,  and in any event
                  within 10 days after, the receipt by the Trustee from the Loan Trustee of a request by the Company to replace a Maintenance Contractor pursuant to the Leases or the Indentures, the Trustee shall transmit by mail to the Applicable Certificateholders in accordance with Section 313(c) of the Trust Indenture Act, a copy of such request and a copy of any proposed contract and assignment with respect thereto. The Trustee shall follow the Direction of a majority in interest of Fractional Undivided Interests of the Applicable Certificates with respect to such request, contract and assignment. The Trustee shall not take any action with respect to such request, contract or assignment unless and until it receives such a Direction.

                        (viii) The Trustee shall follow the Direction of a majority in interest of Fractional Undivided Interests of the Applicable Certificates with respect to any choice and designation of a Consultant or a Special Inspector pursuant to the Leases or the Indentures. The Trustee shall not take any action with respect to any such choice or designation unless and until it receives such a Direction.


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3. MISCELLANEOUS.

      (a) The Trustee accepts the trusts created by the Trust Agreement, as supplemented by the Class A-1 Supplement as amended by this Amendment, and agrees to perform the same upon the terms and conditions of the Trust Agreement, as supplemented by the Class A-1 Supplement as amended by this Amendment.

      (b) Except to the extent that the Class A-1 Supplement is expressly amended by this Amendment, the Trust Agreement and Class A-1 Supplement shall remain in full force and effect, without modification or amendment.

      (c) This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and the successors and assigns of each of the parties hereto.

      (d) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

      (e) This Amendment may be executed in two counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile of an executed counterpart shall have the same effect as the original executed counterpart.

4. EFFECTIVENESS.

      This Amendment shall take effect on the Effective Date (as defined in the Restructure Agreements).

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      IN WITNESS  WHEREOF,  the parties hereto have caused this Trust Supplement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                    ATLAS AIR, INC.


                                    By: /s/ William C. Bradley
                                        ----------------------------------------
                                    Name: William C. Bradley
                                    Title: Vice President & Treasurer

                                    WILMINGTON TRUST COMPANY,
                                    AS TRUSTEE


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:

                       AMENDMENT TO 1999 CLASS A-1 PASS THROUGH TRUST SUPPLEMENT

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      IN WITNESS  WHEREOF,  the parties hereto have caused this Trust Supplement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                    ATLAS AIR, INC.


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    WILMINGTON TRUST COMPANY,
                                    AS TRUSTEE


                                    By: /s/ Anita E. Dallago
                                        ----------------------------------------
                                    Name: Anita E. Dallago
                                    Title: Senior Financial Services Officer

                       AMENDMENT TO 1999 CLASS A-1 PASS THROUGH TRUST SUPPLEMENT